Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CRANE HOLDINGS, CO.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

April 3, 2023

Crane Holdings, Co., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article 1 of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

ARTICLE 1: The name of the corporation (hereinafter called the “Corporation”) is Crane NXT, Co.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective at 5:01 p.m. Eastern Time on April 3, 2023.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first set forth above.

CRANE HOLDINGS, CO.

By:	/s/ Anthony M. D’Iorio
Name: Anthony M. D’Iorio
Title: Executive Vice President,
General Counsel and Secretary

[Signature Page to Certificate of Amendment to the

Amended and Restated Certificate of Incorporation of Crane Holdings, Co.]